SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
WINSTON HOTELS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-23732	56-1872141

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (919) 510-6010
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On February 21, 2007, Winston Hotels, Inc., a North Carolina corporation (“Winston”), and WINN Limited Partnership, a North Carolina limited partnership and Winston’s operating partnership (“WINN” and, together with Winston, the “Company Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wilbur Acquisition Holding Company, LLC, a Delaware limited liability company (“Parent”) and Wilbur Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of Parent (“MergerCo” and, together with Parent, the “Buyer Parties”). Parent and MergerCo are affiliates of Och-Ziff Real Estate and Norge Churchill, Inc.
     Pursuant to the Merger Agreement, at closing (i) MergerCo will merge with and into Winston, with Winston continuing as the surviving entity (the “Merger”), and (ii) Parent will purchase one hundred (100) Common Units of partnership interest in WINN for a purchase price of one hundred dollars ($100.00), whereby Parent will become a limited partner of WINN. Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”):
1)	each share of MergerCo common stock, $0.01 par value, issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock of Winston, $0.01 par value;

2)	each share of Winston Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company Parties, the Buyer Parties and their respective subsidiaries) will be converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Parent equal to $14.10, less the Lady Luck Adjustment Amount (defined below), if any, without interest (the “Common Share Merger Consideration”); and

3)	each share of 8.00% Series B Cumulative Preferred Stock of Winston, par value $0.01 per share (“Series B Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall remain outstanding as a share of Series B Preferred Stock of the surviving entity; and

4)	Each partnership interest in WINN that is not specifically designated as a Series B Preferred Unit issued and outstanding immediately prior to the Effective Time will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to the Common Share Merger Consideration, multiplied by the Conversion Factor (as defined in the WINN Amended and Restated Agreement of Limited Partnership, as amended), which as of the date hereof is one (1).
     As defined in the Merger Agreement, the “Lady Luck Adjustment Amount” means the amount, if applicable, by which (a) $15,230,769.23 exceeds (x) the sum of the amounts actually received by WINN in cash, at or prior to the Effective Time, (i) upon the sale of all of WINN’s right, title and interest in and to the junior participation interest (the “Junior Participation Interest”) held by WINN in a $66,000,000 loan (the “Lady Luck Loan”) to Downtown Resorts, LLC (“Borrower”), among the Borrower, Canpartners Realty Holding Company IV LLC (the “Senior Participant”), and WINN, and (ii) any further proceeds of any collection efforts relating to the sale of WINN’s interest in the Lady Luck Loan, to the extent actually received by WINN at or prior to the Effective Time, minus (y) the direct costs incurred by the Acquired Companies (as defined in the Merger Agreement) pursuant to the sale or collection efforts (including the payment made under that certain Put Agreement, dated February 20, 2007, between Canpartners Realty Holding Company IV LLC and WINN, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein), as well as any other costs or liabilities (whether accrued, contingent, absolute, inchoate or otherwise) incurred by the Acquired Companies as a result of the Acquired Companies’ entering into any commitments or agreements in connection with such sale or collection efforts related to the Lady Luck Loan, other than those disclosed to the Buyer Parties prior to the date of the Merger Agreement or those expressly approved in writing by the Buyer Parties, divided by (z) 30,658,883, rounded to the nearest one cent ($.01). To the extent the Lady Luck Adjustment Amount, after such rounding, would be less than one cent ($.01), then the Lady Luck Adjustment Amount shall be deemed equal to no cents ($.00). The $15,230,769.23 purchase price for WINN’s Junior Participation Interest in the Lady Luck Loan represents 75% of the par value of the Junior Participation Interest.
     Winston, WINN and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Winston’s covenant not to solicit acquisition proposals or to permit any of its subsidiaries or affiliates to do so, or to participate in discussions relating to an acquisition proposal or furnish non-public information relating to an acquisition proposal, subject to certain exceptions that permit Winston’s Board of Directors to comply with their fiduciary duties under state and federal law.
     The Merger Agreement provides that Winston shall not pay any dividends prior to the Effective Time or make any other distribution, payable in cash, stock, property or otherwise, except for payment of required quarterly dividends with respect to outstanding shares of the Series B Preferred Stock in accordance with the terms thereof as in effect on the date of the Merger Agreement.
     In addition, Winston has agreed to certain restrictions on its operating activities without Parent’s consent, including the placement of new loans under its hotel debt placement business, the sale of certain properties, the acquisition of new properties and certain development activities on its current hotels; provided, however, that Winston may complete the purchase and funding of development activities prior to the Effective Time for the Hilton Garden Inn, Tribeca (New York, NY) and the Hilton Garden Inn, Chelsea (New York, NY) pursuant to the terms of the existing definitive purchase agreements for these properties.
     The Merger is subject to various closing conditions, including, among other things, the requisite approval of the Merger by the affirmative vote of holders of a majority of the outstanding shares of Winston’s Common Stock at the record date, the absence of a material adverse effect on Winston, the delivery of a tax opinion relating to Winston’s REIT tax status, the execution by Winston and the other limited partners of WINN of an amended WINN Partnership Agreement, the receipt of certain third party consents, the repayment of all outstanding debt under Winston’s line of credit and the continued accuracy at closing of Winston’s representations and warranties made in the Merger Agreement.
     The Merger Agreement contains certain termination rights for Parent and the Company Parties and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company Parties will be required to pay Parent a termination fee of $11 million and out-of-pocket expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $9 million.
     In connection with entry into the Merger Agreement, Lehman Brothers, Inc. delivered a fairness opinion to a committee of independent directors of Winston (the “Special Committee”). The Merger Agreement and related transactions were approved unanimously by the full Board of Directors of Winston and by the Special Committee. The obligations of Parent and MergerCo under the Merger Agreement have been guaranteed by Norge Churchill, Inc. and certain funds affiliated with Och-Ziff Real Estate.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company Parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company Parties, Parent or MergerCo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Winston’s public disclosures.
     The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Put Agreement
     WINN purchased the Junior Participation Interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the Senior Participant, dated May 5, 2006 (the “Participation Agreement”). On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permits WINN, at any time within seven (7) calendar days of the execution of the Put Agreement, at its sole option to sell the Junior Participation Interest to the Senior Participant. Upon exercise of WINN’s put option, the Senior Participant is obligated to purchase from WINN the Junior Participation Interest in its entirety for a purchase price of approximately $15.2 million. WINN exercised this put option on February 21, 2007.
     The foregoing description of certain terms of the Put Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Put Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01. Other Information.
Press Release
     On February 21, 2007, Winston issued a press release announcing that on February 21, 2007, Winston and the Buyer Parties entered into the Merger Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

2.1	—	Agreement and Plan of Merger, dated February 21, 2007, by and among Winston Hotels, Inc., WINN Limited Partnership, Wilbur Acquisition Holding Company, LLC and Wilbur Acquisition, Inc.

10.1	—	Put Agreement, dated February 20, 2007, between Canpartners Realty Holding Company IV LLC and WINN Limited Partnership

99.1	—	Press release, dated February 21, 2007
Additional Information and Where to Find It
     In connection with this proposed transaction, Winston will file a proxy statement (the “Merger Proxy Statement”) with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the Merger Proxy Statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the Merger Proxy Statement and all other relevant documents filed by Winston with the SEC free of charge at the SEC’s Web site www.sec.gov or from Winston Investor Relations at 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, telephone (919) 510-6010.
Participants in the Solicitation
     The respective directors, executive officers and other members of management and employees of Parent and Winston may be deemed to be participants in the solicitation of proxies from the stockholders of Winston in favor of the Merger. Information about Winston and its directors and executive officers, and their ownership of Winston securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Winston, which was filed with the SEC on March 17, 2006, and Winston’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the Merger Proxy Statement when it becomes available.
Cautionary Statement Regarding Forward-Looking Statements
     This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe, among other things, the beliefs, expectations, plans and strategies of Parent, Winston and the combined entity that are not based on historical facts. These forward-looking statements concern and are based upon, among other things, the prospective merger of Winston and MergerCo. Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Winston and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Winston believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Winston’s future results, performance, achievements or transactions, see the documents filed by Winston from time to time with the Securities and Exchange Commission, and in particular the section titled, “Item 1A. — Risk Factors” in Winston’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 14, 2006. Neither Parent nor Winston assumes any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC. (Registrant)
Date: February 23, 2007	By:	/s/ Joseph V. Green
Joseph V. Green
President and Chief Financial Officer

EXHIBIT INDEX

2.1	—	Agreement and Plan of Merger, dated February 21, 2007, by and among Winston Hotels, Inc., WINN Limited Partnership, Wilbur Acquisition Holding Company, LLC and Wilbur Acquisition, Inc.

10.1	—	Put Agreement, dated February 20, 2007, between Canpartners Realty Holding Company IV LLC and WINN Limited Partnership

99.1	—	Press release, dated February 21, 2007